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                                                                      Exhibit 21

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                                    Jurisdiction in which
Subsidiary or Affiliate                                             Incorporated or Organized
------------------------                                            -------------------------
Chicago Bridge & Iron Company B.V.                                  The Netherlands
   Arabian CBI Ltd.                                                 Saudi Arabia
   Arabian CBI Tank Manufacturing Co. Ltd.                          Saudi Arabia
   Arabian Gulf Material Supply Company Ltd.                        Cayman Islands
   CBI Construcciones S.A.                                          Argentina
   CBI Constructors Pty. Ltd.                                       Australia
      CBI Constructors Pty. Ltd. (PNG)                              New Guinea
   CBI Constructors S.A. (Pty.) Ltd.                                South Africa
   CBI Finance Company Limited                                      Ireland
   CBI Holdings U.K. Ltd.                                           United Kingdom
      CBI Constructors Limited                                      United Kingdom
   CBI John Brown Limited                                           United Kingdom
   CBI (Malaysia) Sdn. Bhd.                                         Malaysia
   CB&I Nigeria, Ltd.                                               Nigeria
   CBI (Philippines) Inc.                                           Philippines
   CBI Venezolana, S.A.                                             Venezuela
   Chicago Bridge & Iron Company (Egypt) LLC                        Egypt
   CMP Holdings, B.V.                                               The Netherlands
      CB&I (Europe) B.V.                                            The Netherlands
   Horton CBI, Limited                                              Canada
      Horton Services, Inc.                                         Canada
   Southern Tropic Material Supply Company                          Cayman Islands
   P.T. CBI Indonesia (1)                                           Indonesia

Chicago Bridge & Iron Company (Antilles) N.V.                       Netherland Antilles
   CBI Eastern Anstalt                                              Liechtenstein
      Oasis Supply Company Anstalt                                  Liechtenstein
   CB&I Hungary Holding LLC (CBI Hungary Kft)                       Hungary
   CBI Overseas LLC                                                 Delaware

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
Chicago Bridge & Iron Company                                       Delaware
   CB&I Constructors, Inc.                                          Texas
   CB&I Tyler Company                                               Delaware
      Howe-Baker International, L.L.C.                              Delaware
         Howe-Baker Holdings, L.L.C.                                Delaware
            Howe-Baker Engineers, Ltd.                              Texas
            TPA Howe-Baker, Ltd.                                    Texas
         HBI Holdings, L.L.C.                                       Delaware
            Matrix Engineering, Ltd.                                Texas
         Callidus Technologies, L.L.C.                              Oklahoma
   CBI Services, Inc.                                               Delaware
      Morse Construction Group                                      Washington
   Chicago Bridge & Iron Company                                    Illinois
      Asia Pacific Supply Company                                   Delaware
      CBI Caribe Limited                                            Delaware
      CBI Company Ltd.                                              Delaware
         Constructora CBI Ltd.                                      Chile
      Central Trading Company Ltd.                                  Delaware
   Chicago Bridge & Iron Company (Delaware)                         Delaware

Lealand Finance Company B.V.                                        The Netherlands

(1) Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.